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                                                                    EXHIBIT 21.1


                        MEDCATH CORPORATION SUBSIDIARIES

                                                            Jurisdiction of
Name                                                  Organization/Incorporation
----                                                  --------------------------

AHH Management, Inc.                                        North Carolina
Arizona Heart Hospital, LLC                                 Arizona
Austin MOB, Inc.                                            North Carolina
CHF Centers of America, LLC                                 North Carolina
Cape Cod Cardiology Services, Limited Partnership           North Carolina
Central Park Medical Office Building, L.P.                  Texas
Colorado Springs Cardiology Services, LLC                   Colorado
DTO Management, Inc.                                        North Carolina
Gaston Cardiology Services, L.L.C.                          North Carolina
HHBF, Inc.                                                  North Carolina
Harlingen Hospital Management, Inc.                         North Carolina
Harlingen Medical Center, Limited Partnership               North Carolina
Heart Hospital of BK, LLC                                   North Carolina
Heart Hospital of DTO, LLC                                  North Carolina
Heart Hospital IV, L.P.                                     Texas
Heart Hospital of New Mexico, LLC                           New Mexico
Heart Hospital of South Dakota, LLC                         North Carolina
Heart Research Centers International, LLC                   North Carolina
Heart South Imaging II, L.L.C.                              Georgia
Hospital Management IV, Inc.                                North Carolina
Hospital Pharmacy of Bakersfield, Inc.                      California
Lafayette Heart Hospital, LLC                               North Carolina
Louisiana Heart Hospital, LLC                               North Carolina
Lafayette Hospital Management, Inc.                         North Carolina
Louisiana Hospital Management, Inc.                         North Carolina
MedCath of Arkansas, Inc.                                   North Carolina
MedCath Cardiology Consulting &
         Management, Inc.                                   Arizona
MedCath Diagnostics, LLC                                    North Carolina
MedCath Finance Company                                     Arizona
MedCath Holdings, Inc.                                      Delaware
MedCath Incorporated                                        North Carolina
MedCath Intermediate Holdings, Inc.                         Delaware
MedCath of Little Rock, L.L.C.                              North Carolina
MedCath Management of Ohio, Inc.                            Ohio
MedCath of Massachusetts, Inc.                              North Carolina
MedCath of New Jersey Cardiac Testing Centers,
         Limited Partnership                                North Carolina
MedCath Nuclear Services, LLC                               North Carolina
MedCath of Texas, Inc.                                      North Carolina
MedCath of Tucson, L.L.C.                                   North Carolina
NM Hospital Management, Inc.                                North Carolina



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Ohio Cardiac Management, LLC                                North Carolina
San Antonio Hospital Management, Inc.                       North Carolina
Sioux Falls Hospital Management, Inc.                       North Carolina
Southern Arizona Heart, Inc.                                North Carolina
Sun City Cardiac Center Associates                          Arizona
Venture Holdings, Inc.                                      Arizona
WMS Management, Inc.                                        Ohio
Wilmington Heart Center, LLC                                North Carolina



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